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                                                                   EXHIBIT 10.19

                               TRUST AGREEMENT FOR
                     THE FREDERICK J. ROWAN RETIREMENT TRUST

          This Trust Agreement (this "Agreement") is made and entered into as of August 1, 1994 (the "Effective Date"), by and between The William Carter Company, a Massachusetts corporation (the "Company"), and Wachovia Bank of Georgia, N.A. ("Wachovia"), and its successor or successors or assigns in the Trust, as trustee (the "Trustee").

          The Company desires to establish a trust (the "Trust") for the purpose of accumulating assets to provide benefits to Frederick J. Rowan, II ("Executive") under the Amended and Restated Supplemental Executive Retirement Agreement entered into as of November 1, 1993 (the "SER Agreement") between the Company and Executive, and to provide for the payment of expenses of the Trust.

          NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "AFTER-TAX BENEFIT" means, with respect to any amount to be paid to Executive, the amount to be paid to the Executive less the Tax Cost of such payment.

          "CHANGE OF CONTROL" has the meaning given such term in the Employment Agreement.

          "CHANGE OF CONTROL FUNDING AMOUNT" means, as of the date of the consummation of any transaction constituting a Change of Control, the actuarial present value as of such date (computed using the assumptions set forth in paragraph 19 of the SER Agreement) of (i) the Maximum Benefit (as adjusted in accordance with the provisions of paragraph 13(a) of the SER Agreement assuming Executive terminates his employment with the Company on the later to occur of such date of consummation of such transaction or the date Executive attains age
60) payable in connection with an early commencement of benefits if Executive were to commence receipt of benefits upon attaining age 60 (or, if later, the date of such contribution) and (ii) the projected future cost of the Company's obligations under paragraph 21 of the SER Agreement (assuming the Executive commences receipt of benefits upon the later to occur of such date of determination or the date Executive attains age 60) based on prevailing federal, state and local tax rates.

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          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMENCEMENT DATE" means the earlier of (i) the date that payment of benefits provided for in this Agreement (excluding those described in paragraph 21 of the SER Agreement) commence and (ii) the date that Executive attains age 65.

          "COMPANY" means The William Carter Company and any successor by reason of merger, consolidation, the purchase of all or substantially all of the assets of the Company or otherwise.

          "EMPLOYMENT AGREEMENT" means the Amended and Restated Employment Agreement dated as of November 1, 1993 among Executive, the Company and Carter Holdings Corp., a Massachusetts corporation.

          "FULL FUNDING AMOUNT" means, as of any date of determination, the actuarial present value as of such date (computed using the assumptions set forth in paragraph 19 of the SER Agreement) of (i) the Maximum Benefit payable under the Standard Form of Payment (as adjusted in accordance with the provisions of paragraph 13(a) of the SER Agreement if Executive's employment has terminated prior to such date) and (ii) the projected future cost of the Company's obligations under paragraph 21 of the SER Agreement (assuming the Executive commences receipt of benefits upon attaining age 65) based on prevailing federal, state and local tax rates.

          "INDEPENDENT CONSULTANT" means any accounting, actuarial, benefits, tax or other consulting firm selected by the Company and reasonably acceptable to Executive that is (a) competent to make the determination or determinations required hereunder and (b) is not affiliated with, and has no pecuniary interest in, either Executive or the Company (provided that such Independent Consultant's right to receive payment for its services from the Company shall not constitute a pecuniary interest in the Company).

          "INITIAL POLICY AMOUNT" means an amount that, as of the Effective Date, equals two-eighths (2/8) of the Full Funding Amount, determined as of the Effective Date by the Company in its sole discretion.

          "INSOLVENCY EVENT" means (i) the entry by a court having jurisdiction over the matter of an order or decree for relief in respect of the Company in any involuntary case under federal bankruptcy laws or other similar laws, of an order or decree appointing a receiver, liquidator, custodian or trustee for the Company or for all or substantially all of its assets or of an order or decree of liquidation of the Company, which order or decree remains unstayed and in effect for a period of 60 consecutive days, or (ii) the commencement by the Company of a

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voluntary case under federal bankruptcy laws or other similar laws or the consent by the Company to the appointment of a receiver, liquidator, custodian or trustee for the Company or for all or substantially all of its assets, or a voluntary liquidation by the Company or a voluntary assignment by the Company of all or substantially all of its assets for the benefit of its creditors.

          "LC EXPIRY DATE" means the first to occur of (i) the date the Company makes the last required Annual Contribution pursuant to Section 3.2 hereof, (ii) the date the Company contributes the Change of Control Funding Amount to the Trust pursuant to Section 3.3 hereof, (iii) the date that Executive's employment with the Company is terminated for Cause (as defined in, and in accordance with the procedures set forth in, the Employment Agreement), and (iv) the date the undrawn Letter of Credit Amount is drawn in full by the Trustee.

          "MAXIMUM BENEFIT" means that annual amount distributed by the Trust to Executive after commencement of benefits under the SER Agreement which will yield an annual After-Tax Benefit that is equal to the After-Tax Benefit that would be realized by Executive if the Company were to pay Executive a fully-taxable benefit of $385,000 a year during the same period in the Standard Form of Payment. The Maximum Benefit payable under any other form of payment (or with respect to any other beneficiary or beneficiaries) will be the amount which is actuarially equivalent (determined based on the provisions of paragraph 19 of the SER Agreement) to the Maximum Benefit payable under the Standard Form of Payment.

          "PERMITTED INVESTMENTS" means (i) obligations of the United States government, (ii) certificates of deposit issued by a commercial bank having an office or place of business in the United States and having combined capital, surplus and undivided profits of at least $100,000,000 and (iii) commercial paper rated no lower than "A-1" by Standard & Poor Corp. or "P-1" by Moody's Investment Service, Inc., in each case, which have a maturity date of 270 days or less from the date of investment.

          "POLICY" means a life insurance contract on the life of Executive which names the Trust as the sole beneficiary.

          "STANDARD FORM OF PAYMENT" means the payments payable under a 50% joint and survivor annuity based on (i) the life expectancies of Executive and his spouse as of the date of this Agreement and (ii) the assumption that Executive is continuously employed by the Company through age 65 and commences receipt of benefits upon his attaining age 65.

          "TAX COST" means, with respect to any amount received (or to be received) by Executive in any taxable year, the aggregate amount of all foreign, federal, state and local income

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taxes and any related "payroll" taxes that would be payable by Executive as a result of his receipt of such amount (assuming that such amount (or the portion of the amount received that is taxable) would be taxed at the highest applicable marginal foreign, federal, state and local income tax rates for ordinary income in effect at the time specified in the following sentence). For purposes of calculating the applicable Maximum Benefit to determine the amount of any contribution to be made to the Trust under Article III, the relevant Tax Cost shall be determined using income tax rates in effect at the time of (or for the period covered by) the determination.

          "TRUST FUND" means, as of any date of determination, all property of every kind held by the Trustee in trust as of such date under the provisions of this Agreement.

                                   ARTICLE II

                               CREATION OF TRUST;
                             APPOINTMENT OF TRUSTEE

          2.1 CREATION OF TRUST. The Company, as grantor, hereby declares and establishes this trust (this "Trust") under the laws of the State of Georgia for the purposes set forth in, and subject to the terms and conditions of, this Agreement.

          2.2 NAME OF TRUST. The Trust created by this Agreement shall be known as "The Frederick J. Rowan Retirement Trust."

          2.3 APPOINTMENT OF TRUSTEE. The Company hereby appoints Wachovia as initial trustee of the Trust. By its execution of this Agreement, Wachovia accepts the trust created by this Agreement and agrees to serve as trustee of the Trust for the term of, and on the terms and conditions set forth in, this Agreement.

          2.4 IRREVOCABLE TRUST. The Trust established hereby, and the contributions to the Trust made pursuant to Article III, shall be irrevocable. Except as otherwise expressly provided in this Agreement or in the SER Agreement, the Company shall have no right to, or claim against, the corpus or income of the Trust Fund.

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                                   ARTICLE III

                           CONTRIBUTIONS TO THE TRUST

          3.1 INITIAL CONTRIBUTION. On the Effective Date, the Company shall contribute a Policy to the Trust with a cash surrender value that equals or exceeds the Initial Policy Amount.

          3.2 ANNUAL CONTRIBUTIONS. Subject to the other provisions of this Agreement (including Section 3.3 hereof) and of the SER Agreement, the Company shall make annual cash contributions to the Trust on or before December 31 of each calendar year ending after January 1, 1994 with the last contribution to be made to the Trust on or before December 31, 1999 (each, an "Annual Contribution") in an amount equal to the product of (i) the difference of (A) the Full Funding Amount as of the date of contribution LESS (B) the amount or market value of the assets comprising the Trust Fund as of such date MULTIPLIED BY (ii) a fraction, the numerator of which is the difference of 8 MINUS the number of remaining Annual Contributions to be made to the Trust pursuant to this Section 3.2 (excluding the Annual Contribution for which such determination is being made), and the denominator of which is 8.

          3.3 CONTRIBUTION UPON CHANGE OF CONTROL. Notwithstanding Section 3.2, in the event of a Change of Control prior to the Executive's termination of employment, the Company shall contribute to the Trust as of the closing date of such transaction an amount in cash that as of such date, equals the difference of (i) the Change of Control Funding Amount, LESS (ii) the amount or market value of the assets comprising the Trust Fund. Once the Company has made the contribution required by this Section 3.3 (or the Trustee has made a draw against the Letter of Credit in respect of the Company's contribution obligation under this Section 3.3), the Company shall have no further obligation to make contributions to the Trust.

          3.4 SUPPLEMENTAL CONTRIBUTIONS. The Company may contribute amounts to the Trust in addition to those required by the other Sections of this Article III at such times and in such amounts as the Company determines in its sole discretion.

          3.5 DETERMINATION OF CONTRIBUTION. The amount of any contribution to be made to the Trust under Section 3.2 or 3.3 shall be determined by an Independent Consultant, which shall be retained by the Company and shall report its determination in writing to the Company and Executive not later than fifteen
(15) days prior to the date by which the Annual Contribution is to be made, or the date upon which the transaction constituting a Change of Control is to be consummated, as applicable and which determination shall be final and binding upon the Company and the Executive. To the extent the Independent Consultant determines

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that at any time or for any period for which the Company would otherwise be required to make a contribution to the Trust, no contribution is required based on such actuarial determination, the Company shall not, subject to the terms below, be required to make an contribution to the Trust at such time or for such period. Not later than fifteen (15) days prior to the date by which the Annual Contribution is to be made, or the date upon which the transaction constituting a Change of Control is to be consummated, as applicable, the Company shall cause the Independent Consultant to give the Trustee written notice (which, if the Company's contribution obligation is triggered by a Change of Control transaction, shall include a brief description provided by the Company of the transaction and the expected closing date of such transaction) setting forth the Independent Consultant's determination of the amount of the contribution required by Section 3.2 or 3.3, as applicable, upon the date of the Annual Contribution or the consummation of such Change of Control transaction, as applicable.

          3.6 SECURITY FOR MANDATORY CONTRIBUTIONS.

          (a) Beginning on the Effective Date and ending on the LC Expiry Date, the Company shall continuously maintain an irrevocable letter of credit in favor of the Trust (the "Letter of Credit") substantially in the form of EXHIBIT A attached hereto and initially drawable by the Trustee for an amount not less than an amount (the "Letter of Credit Amount") equal to the result of (i) the greater of the Full Funding Amount or the Change of Control Funding Amount as of the date of issuance of such Letter of Credit PLUS (ii) the aggregate amount of all contributions actually made by the Company to the Trust during the preceding twelve months MINUS (iii) the amount or fair value of the assets comprising the Trust Fund as of the date of issuance of such Letter of Credit. The Company shall cause an Independent Consultant to determine the Letter of Credit Amount with respect to any such Letter of Credit which Independent Consultant shall report its determination in writing to the Company and the Executive at least 30 days prior to the expiration of any existing Letter of Credit. In the event that the Independent Consultant fails to report its determination prior to such date, the then existing Letter of Credit shall continue to be renewed at the then existing Letter of Credit Amount until such time as such determination is made and a replacement Letter of Credit is issued.

          (b) The Company shall notify the Trustee promptly of the occurrence of an Insolvency Event or a Change of Control. Upon receipt of written notice of a Change of Control or an Insolvency Event from the Company prior to the LC Expiry Date, the Trustee shall promptly draw against the Letter of Credit the undrawn portion of the Letter of Credit Amount (or such lesser amount to which the Executive may consent, in writing) and apply such amount as provided in Article IV hereto.

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          (c) If, with respect to any Letter of Credit due to expire prior to the LC Expiry Date, the Company has not delivered to the Trustee a renewal Letter of Credit meeting the requirements of Section 3.6 (a) at least ten (10) business days prior to the expiration of the existing Letter of Credit, the Trustee shall promptly draw against the Letter of Credit the undrawn portion of the Letter of Credit Amount and apply such amount as provided in Article IV hereto.

          (d) If the Company fails to make any Annual Contribution when due, the Trustee shall promptly draw against the Letter of Credit the amount of the Annual Contributions then due and apply such amount as provided in Article IV hereto, based on the amount of the contribution specified in the notice delivered to the Trustee pursuant to Section 3.5 regarding such Annual Contribution; PROVIDED, that if no such notice has been delivered the Trustee shall promptly draw against the Letter of Credit an amount equal to the prior year's Annual Contribution.

          3.7 INSUFFICIENT FUNDS FOR PREMIUM PAYMENTS. Except as otherwise expressly provided herein, the Trustee shall have no obligation to pay premiums due and payable under the Policy or to notify any person of the non-payment of such premiums. In the event that (a) the Trustee receives written notice from the person issuing the Policy that the premiums owing under the Policy are in default and (b) the amounts otherwise available to the Trustee pursuant to this
Article III are insufficient to cure such default, then the Trustee will give the Company written notice of such default and, unless the Company otherwise directs in writing, (i) the Trustee shall apply any income of this Trust and, if necessary, principal of this Trust to the payment of such premiums and (ii) if the income and principal of this Trust are insufficient for this purpose, the Trustee is then authorized to apply any dividends received on the Policy to the payment of premiums thereon, to borrow against the Policy for the payment of premiums due thereon, or to exercise any other rights, powers, options or privileges available under the Policy, or to take any other action the Trustee may deem necessary in the interest of, and consistent with the purposes of, the Trust.

                                   ARTICLE IV

                         INVESTMENT OF TRUST FUND ASSETS

          4.1 REPLACEMENT OF POLICY. The Company may, at any time and in its discretion, give the Trustee written direction to (a) exchange any existing Policy for a different Policy or Policies on the Executive's life or (b) cash in, in whole or in part, the existing Policy and purchase a different Policy or Policies on the Executive's life. If the Trustee is so directed, the Company shall identify the type of Policy, determine the

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level of benefits to be purchased, and specify the insurance provider from which the Trustee is to purchase the Policy . Any such replacement Policy shall have a cash value and death benefit equal to or exceeding those of the existing Policy and shall be issued by a company with an A.M. Best rating equal to or exceeding that of the insurer issuing the existing Policy as of the date of this Agreement.

          4.2 INVESTMENT RESTRICTIONS. Subject to the terms and conditions of this Agreement, and unless otherwise directed by the Company, the Trustee shall invest any cash contribution received from the Company (or any amount drawn against the Letter of Credit) first to pay Policy premiums due at the time the contribution is received and then to prepay future premiums to become due on the Policy; PROVIDED, HOWEVER, that the Trustee will not make any payment of Policy premiums to the extent that such amount, together with all other premium payments made prior thereto, would equal or exceed an amount that would cause the Policy to fail the 7-Pay Test of Section 7702A (b) of the Code. All such amounts which are not invested to pay or prepay Policy premiums ("Excess Funds") will be invested by the Trustee pursuant to the Company's written direction. Any unvested Excess Funds may be invested by the Trustee in Permitted Investments pending the Trustee's receipt of investment instructions from the Company.

                                    ARTICLE V

                        DISTRIBUTION OF TRUST FUND ASSETS

          5.1 BENEFIT PAYMENTS. Subject to the following provisions of this
Article V, as of the commencement date of any benefits (as determined under Section 5.2) payable under the SER Agreement, the Trustee shall commence distribution of such benefits in such form and in such amount as the Company directs is payable to the Executive or his beneficiaries, and:

          (a) the Trustee shall make no distribution to Executive or his beneficiaries in excess of the amount which the Company directs is payable to Executive or his beneficiaries; PROVIDED, HOWEVER, that in the event that Executive contends that additional amounts are due under the SER Agreement, Executive may, within thirty (30) days after receipt of any distribution, require the Company to retain an Independent Consultant to determine whether additional amounts are owed, and the Independent Consultant's determination (which shall be delivered in writing to the Company, Executive and the Trustee) shall be final and binding;

          (b) the Trustee shall have no responsibility to inquire as to whether a payee is entitled to the payment, or as

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to whether a payment is proper, and shall have no liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee;

          (c) if any check for any payment directed to be made from the Trust Fund has been mailed by the Trustee, by regular United States mail, to the last address of the payee furnished to the Trustee and is returned unclaimed, the Trustee shall notify the Company of that fact and re-invest the unclaimed payment as if it were Excess Funds (and in no event shall the Trustee be liable or responsible for unclaimed payments); and

          (d) the Trustee shall have no responsibility to determine any taxes which may be payable from any payments made by the Trustee and shall be entitled to rely on the Company's determination; the Trustee shall not be required to reserve any amount from any payment to pay any estate, inheritance, income or other tax, charge or assessment attributable to any payment unless so directed by the Company; however it may require such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

          5.2 COMMENCEMENT DATE. The date upon which payment of benefits will commence, and the form and amount of payment from the Trust of Executive's benefits with respect to the SER Agreement shall be determined by the Company in accordance with the terms of the Employment Agreement and the SER Agreement. The Company shall direct the Trustee when Executive's benefits must commence under the SER Agreement.

          5.3 EXECUTIVE'S INCOME TAXES. In accordance with the terms of the SER Agreement, the Company may direct the Trustee to distribute funds from the Trust to the Executive from time to time prior to the Commencement Date for the purpose of satisfying the Company's obligations under paragraph 21 of the SER Agreement. The form, amount, and timing of payments made pursuant to this paragraph shall be determined by the Company in accordance with the terms of the SER Agreement.

          5.4 SOURCE OF FUNDS DISTRIBUTED. Funds distributed pursuant to Sections 5.1 and 5.3 shall be withdrawn from Trust assets in the following order: first, from cash or Permitted Investments; second, from other Excess Funds invested pursuant to the Company's direction; third, from the Policy as withdrawals to the extent of available adjusted basis; fourth, from the Policy as loans against the Policy.

          5.5 REVERSION OF OVERFUNDING.

          (a) Upon the expiration of one year after full payment to or with respect to Executive of all payments required to be made under the SER Agreement to or with respect to Executive, the Trustee shall return all residual assets of the Trust Fund to the

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Company; PROVIDED that no such distribution shall be made unless and until the
Company obtains a written determination from an Independent Consultant that all such payments have been made and delivers such written determination to the Executive (or his beneficiaries, as applicable). Notwithstanding anything herein to the contrary, if an Insolvency Event occurs during the one-year period set forth above, then the Trustee shall withhold from any assets distributed to the Company an amount not less than the aggregate payments made by the Company to or with respect to Executive during the one-year period immediately preceding the Insolvency Event.

          (b) In addition, the Company, may at any time direct the Trustee to return to the Company any amount of actuarial overfunding in the Trust (regardless of whether Executive is then entitled to commence receipt of benefits under the SER Agreement). For purposes of this paragraph, actuarial overfunding shall be deemed to exist only if the value of the assets in the Trust exceed the sum of (i) all amounts necessary to satisfy all amounts payable to or with respect to Executive under the SER Agreement and (ii) the aggregate amount of all contributions, if any, made by the Company during the preceding twelve months. The Company shall retain an Independent Consultant to determine the amount of actuarial overfunding, and such Independent Consultant's determination of the amount of actuarial overfunding shall be delivered in writing to the Company, the Executive and the Trustee and shall be final and binding.

          5.6 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. The interests of Executive or his beneficiaries under the Trust may not be voluntarily or involuntarily assigned, alienated or encumbered.

          5.7 DISTRIBUTIONS OF NET INCOME. Except as and to the extent expressly required by the provisions of this Agreement, the Trustee shall not be required to make periodic distributions of net income derived from the Trust. Without limiting the foregoing, the Trustee shall not be subject to the requirements of
Section 53-12-190 (c) of the Official Code of Georgia Annotated, or any successor provision, or any similar common law duty.

                                   ARTICLE VI

                                   TAX MATTERS

          6.1 TRUST TAX LIABILITY. The Trust shall be liable for all taxes owed as a result of the income earned by the Trust Fund.

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          6.2 WITHHOLDING REQUIREMENTS. The Trustee shall withhold Federal, state and local taxes which are required to be withheld with respect to amounts paid to or on account of the Executive at such rate as may be determined by the Company. The Company's determination of the amount of withholding, either as the appropriate rate under applicable laws, or such larger amounts as may be requested by the Executive, shall be conclusive and may be relied on by the Trustee. The Trustee shall transmit the amount withheld to the Company, who shall transmit the amount withheld to the applicable taxing authority. The Trustee shall furnish to the Company, which shall transmit to the Executive (or his beneficiaries, as applicable) all withholding and benefit payment information as soon as practicable after the end of each calendar year. The Company shall provide the Trustee with all necessary information in order for the Trustee to comply with this Section 6.2.

                                   ARTICLE VII

                             RECORDS AND ACCOUNTING

          7.1 RECORDS. The Trustee shall maintain records with respect to the Trust Fund that show all its receipts and disbursements hereunder. The records of the Trustee with respect to the Trust Fund shall be open to inspection by the Company, the Executive or their respective representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; PROVIDED, HOWEVER, the Trustee shall be entitled to additional compensation from the Company in respect of audits or auditors' requests which the Trustee determines to exceed the ordinary course of the usual scope of such examinations of its records.

          7.2 ACCOUNTING BY TRUSTEE. Within a reasonable time after the close of each fiscal year of the Company (or, in the Trustee's discretion, at more frequent intervals), or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company and Executive a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustee's duties, respectively, including a statement of the then current value of the Trust Fund. In the preparation of its statement to the Company, the Trustee shall be entitled to rely on the report of any investment manager for an accounting of funds in the custody of such investment manager and shall not be required to make independent investigation of the transactions underlying such report. Any such statement shall be deemed an account stated and accepted and approved by the Company, and the Trustee shall be relieved and

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discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by written notice to the Trustee within sixty (60) days of receipt thereof by the Company.

          The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any questions of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

          7.3 TRUST TAX RETURNS. For each taxable year of the Trust, the Trustee shall timely file the applicable income tax returns (and all other forms, if any, to governmental agencies required to be made) with respect to the Trust and shall promptly provide the Company and Executive with copies of such income tax returns (and other forms).

                                  ARTICLE VIII

                                   THE TRUSTEE

          8.1 GENERAL POWERS AND DUTIES. Subject to the limitations imposed by
Article IV and the other provisions of this Agreement with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Agreement or by law:

          (a) to receive and hold all contributions paid to it under the SER Agreement;

          (b) to deposit any part or all of the cash and other property of this Trust in any common trust fund or other collective investment fund maintained by the Trustee for trust investment purposes;

          (c) to invest and reinvest the Trust Fund in property of any kind, real or personal;

          (d) to manage, operate, sell, contract to sell, convey, exchange, partition, transfer, abandon and otherwise deal with all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustee shall decide;

          (e) to retain in cash (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust

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Fund and to deposit cash in any depository, including the banking department of any bank acting as Trustee;

          (f) to compromise, contest, arbitrate, settle or abandon claims and demands;

          (g) to begin, maintain or defend any litigation necessary in connection with the administration of the Trust;

          (h) to have all rights of an individual owner, including the power to give proxies, to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganization, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights;

          (i) to hold securities or other property in the name of the Trustee or any nominee or nominees of the Trustee, or in such other form as the Trustee shall determine, with or without disclosing the Trust relationship, provided that the records of the Trustee shall indicate the actual ownership of such securities or other property;

          (j) to deposit securities with a corporate depository, in which event the certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached; provided that the Trustee shall at all times maintain a separate and distinct record of the securities owned by the Trust Fund;

          (k) to participate in and use a book-entry system for the deposit and transfer of securities;

          (l) to retain any funds or property subject to any dispute without liability for the payment of interest, or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction;

          (m) to employ agents, attorneys, investment counsel, accountants or other persons for such purposes as the Trustee considers desirable;

          (n) to furnish the Company a report, no less frequently than annually, regarding the fair market value of the Trust Fund and the earnings and losses for the reporting period and with such information in the Trustee's possession as the Company may need for tax or other purposes; and

          (o) to perform any and all other acts which are, in the Trustee's judgment, necessary or appropriate for the proper

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and advantageous management, investment and distribution of the Trust Fund.

          8.2 LIABILITY OF TRUSTEE. The Trustee shall not be liable for any act or failure to act under this Agreement unless such action or failure to act was negligent, in bad faith, or constituted willful misconduct and, in any event, the Trustee shall not be liable to the beneficiaries of the Trust or to any other party for any losses due to the Trustee's failure to observe the "prudent person" standard of Section 53-8-2 of the Official Code of Georgia Annotated, or any successor or similar standard arising hereafter under Georgia law, with respect to any act or omission in (i) determining whether any Policy is or remains a proper investment, (ii) exercising policy options available under any Policy, or (iii) diversifying any Policy. This Section 8.2 shall not in any way restrict the exercise of the powers given to the Trustee with respect to the Policy or limit the Trustee's liability for breach of trust arising out of the Trustee's failure to perform any express duties imposed on it pursuant to
Article III or IV of this Agreement or pursuant to any other provision of this Agreement with respect to the Policy or the Trust Fund.

          8.3 COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust, including such reasonable compensation of the Trustee as may be agreed upon from time to time between the Company and the Trustee, shall be paid from the Trust Fund unless paid or advanced by the Company. The Trustee shall also pay such expenses in connection with the administration of the SER Agreement as may be directed by the Company and shall be fully protected in making such payments from the assets of the Trust Fund pursuant to written direction from the Company.

          8.4 INDEMNIFICATION. To the extent permitted by law and except as provided in paragraph 8.2, no person (including the Trustee, any former or future Trustee, and any present, former or future director, officer, or employee of the Company or a Trustee) shall be personally liable for any act done or omitted to be done in good faith in the administration of the SER Agreement or this Agreement or the investment of the Trust Fund. To the extent permitted by law, each present, former or future director, officer, or employee of the Company or a Trustee and each present or former Trustee shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the SER Agreement or this Trust) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the SER Agreement or this Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Company fails to provide such defense; provided, that no present, former

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or future Trustee which is not an individual shall be indemnified and saved harmless by the Company with respect to claims of liability which are based on or caused by such Trustee's negligence, bad faith or willful misconduct.

          8.5 RESIGNATION OR REMOVAL OF TRUSTEE. A Trustee may resign at any time by giving thirty (30) days' advance written notice to the Company, and the Company may remove any Trustee by giving thirty (30) days' advance written notice to the Trustee.

          8.6 APPOINTMENT OF SUCCESSOR TRUSTEE. In the event of the resignation or removal of a Trustee, a successor Trustee shall be appointed by the Company as soon as practicable. Notice of any such appointment shall be given by the Company to the retiring Trustee and the successor Trustee.

          8.7 DUTIES OF RETIRING AND SUCCESSOR TRUSTEE. In the event of the resignation or removal of a Trustee, the retiring Trustee shall promptly furnish to the Company and the successor Trustee a final account of his administration of the Trust. A successor Trustee shall succeed to the right and title of the predecessor Trustee in the assets of the Trust Fund, and the retiring Trustee shall deliver the property comprising the Trust Fund to the successor Trustee together with any instruments of transfer, conveyance, assignment and further assurance as the successor trustee may reasonably require. Each successor shall have all the powers, rights and duties conferred by this Agreement as if originally named a Trustee. To the extent permitted by law, no successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. A successor Trustee shall not have any duty that may otherwise be imposed by law to pursue any claim against any predecessor Trustee for loss arising from such predecessor's failure to observe the "prudent person" standard of Section 53-8-2 of the Official Code of Georgia Annotated, or any successor or similar standard arising hereafter under Georgia law, with respect to any act or omission in (i) determining whether any Policy acquired or maintained by the predecessor trustee was or remained a proper investment, (ii) exercising policy options available under any such Policy, or (iii) diversifying any such Policy (in each case, to the extent that this Agreement exculpates the predecessor Trustee from liability in respect of such act or omission), and a successor Trustee shall not be personally liable to the beneficiaries of the Trust or to any other party for any loss resulting from a failure to pursue any such claim. The preceding sentence shall not in any way restrict a successor Trustee's power or a beneficiary's right to pursue any such claim against a predecessor Trustee.

                                     - 15 -
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                                   ARTICLE IX

                            AMENDMENT AND TERMINATION

          9.1 AMENDMENT. This Agreement may be amended from time to time by the Company with the consent of the Executive; PROVIDED, HOWEVER, that the Trustee's duties, obligations, rights and liabilities under this Agreement may not be adversely affected thereby without the Trustee's prior written consent.

          9.2 TERMINATION. The Agreement shall not terminate until the date on which all benefits payable under the Trust and all expenses have been paid. If the SER Agreement is terminated, all of the provisions of the Trust evidenced by this Agreement, as applied to the SER Agreement, nevertheless shall continue in effect until the Trust Fund has been distributed in full by the Trustee.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 DISAGREEMENT AS TO ACTS. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

          10.2 PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee or to determine whether or not the Trustee is acting pursuant to any authority granted under this Agreement.

          10.3 EVIDENCE. Evidence required of anyone under this Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

          10.4 WAIVER OF NOTICE. Any notice required under this Agreement may be waived by the person entitled thereto.

          10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

          10.6 GOVERNING LAW. This Agreement shall be construed and administered according to the laws of the State of Georgia.

          10.7 SUCCESSORS, ETC. The provisions of this Agreement shall be binding on the Company and the Trustee and its successors and on all persons entitled to benefits under the SER Agreement or the Trust and their respective heirs and legal representatives.

          10.8 SERVICE OF LEGAL PROCESS. If a Trustee receives service of summons, subpoena or other legal process of any court with respect to any action relating to the SER Agreement or this Agreement, it shall, as soon as practicable, inform the Company of such service and, at the request of the Company, the Trustee shall promptly provide the Company with a copy of the document served.

          10.10 ACTION BY COMPANY. Any action taken by the Company in accordance with the terms of this Agreement shall be by resolution of the Board of Directors of the Company or any person or persons authorized by resolution of the Board of Directors of the Company.

          10.11 DIRECTIONS TO TRUSTEE. Directions to the Trustee from the Company shall be in writing signed by any of the persons authorized by the Board of Directors of the Company to administer the SER Agreement covered by the Agreement, or any persons to whom authority is in writing delegated by such appointed persons.

          10.12 ARBITRATION. Any dispute under this Agreement that the parties are unable to resolve themselves, shall be submitted for binding arbitration pursuant to the rules, as may be amended or restated from time to time, of the American Arbitration Association except as modified below. The Company and Executive shall each select one arbitrator. The two arbitrators so selected shall select a third. No arbitrator may be related to, employed by or otherwise associated with the Company or Executive. The decision of the arbitrators shall be final and not subject to review by any court.

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                            [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           THE WILLIAM CARTER COMPANY


                                           By: /s/ [ILLEGIBLE]
                                               ---------------------------------
                                           Its:  Chairman
                                                --------------------------------

                                           WACHOVIA BANK OF GEORGIA, N.A.,
                                           as Trustee


                                           By:
                                               ---------------------------------
                                           Its:
                                                --------------------------------
                                                William E. Moore
                                                Vice President - Investment
                                                  Manager

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           THE WILLIAM CARTER COMPANY


                                           By:
                                               ---------------------------------
                                           Its:
                                                --------------------------------

                                           WACHOVIA BANK OF GEORGIA, N.A.,
                                           as Trustee


                                           By: /s/ William E. Moore
                                               ---------------------------------
                                           Its: VP & Investment Manager
                                                --------------------------------
                                                William E. Moore
                                                Vice President - Investment
                                                  Manager

                                     - 18 -